UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2008, the Company amended and restated the CB Richard Ellis Deferred Compensation Plan (the “Amended and Restated Plan”) and amended (“Amendment #2”) the CB Richard Ellis Pre August 1, 2004 Deferred Compensation Plan (together with the Amended and Restated Plan, the “Plans”) to allow participants to allocate amounts held by such participants in the Plans into Class A common shares of the Company. The Amended and Restated Plan also permits non-employee members of the Board of Directors to participate in the Amended and Restated Plan, including through direct deferral of stock awards issued under the CB Richard Ellis Second Amended and Restated 2004 Stock Incentive Plan. Copies of the Amended and Restated Plan and Amendment #2 are filed as exhibits hereto. The foregoing summary description of changes to the Amended and Restated Plan and Amendment #2 is qualified in its entirety by reference to such documents.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed below are being furnished with this Form 8-K:

Exhibit No.

10.1	Amended and Restated CB Richard Ellis Deferred Compensation Plan

10.2	Amendment #2 to CB Richard Ellis Pre August 1, 2004 Deferred Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CB RICHARD ELLIS GROUP, INC.

Date: August 18, 2008	By:	/s/ KENNETH J. KAY
Kenneth J. Kay Chief Financial Officer